UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2025

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of Principal Executive Offices, Including Zip Code)

(877) 202-2666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Indicate by check NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 11, 2025, Finance of America Companies Inc. (the “Company”), a Delaware corporation, entered into an Investment Agreement (the “Investment Agreement”) with certain investment funds managed by Blue Owl Alternative Credit Advisors LLC, a Delaware limited liability company, or its affiliates (collectively, “Blue Owl”) relating to the issuance and sale to Blue Owl of 50,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a price of $1,000 per share for an aggregate purchase price $50.0 million (the “Issuance”). The closing of the Issuance is conditioned upon the satisfaction or waiver of customary closing conditions and will not occur prior to December 15, 2025, without the prior written consent of Blue Owl and the Company (the “Closing Date”).

The Series A Preferred Stock will rank senior to the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. In the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (ii) certain “change of control” transactions or (iii) upon the occurrence of certain “events of default,” the Company may not make or set aside any distribution or payment out of the assets of the Company in respect of Common Stock or other equity securities ranking junior in right of payment to the Series A Preferred Stock unless and until holders have received an amount per share of Series A Preferred Stock equal to $1,000, plus any accrued and unpaid dividends (subject to a make-whole amount per share reflecting a minimum return of 1.5x) or, if greater, the value of such share of Series A Preferred Stock on an as-converted basis (the “Liquidation Preference”), in each case, as set forth in the Certificate of Designations designating the Series A Preferred Stock, a form of which is attached as Annex A to the Investment Agreement (the “Certificate of Designations”). In addition, in the event of (x) the completion of certain change of control transactions approved by the Board of Directors of the Company and (y) subject to certain limitations as set forth in the Certificate of Designations, Restricted Junior Stock Payments (as defined in the Certificate of Designations), the Company will redeem all of the Series A Preferred Stock for a per-share amount in cash equal to the Liquidation Preference.

The holders of the Series A Preferred Stock will be entitled to a dividend, payable in cash quarterly in arrears, as set forth in the Certificate of Designations, at an initial annual rate of 9.0%, which rate increases to 12.0% on the seventh anniversary of the date of the Closing Date, and by 1.0% on each anniversary of the Closing Date thereafter until reaching a maximum annual rate of 16.0%.

Shares of the Series A Preferred Stock will be convertible at the option of the holders thereof at any time, subject to certain limitations as set forth in the Certificate of Designations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. The initial conversion price will be $35.00 per share of Series A Preferred Stock, subject to certain anti-dilution adjustments and adjustments for Delayed Redemption Elections (as defined below). On each of the seventh, eighth and tenth anniversaries of the Closing Date, the conversion price then in effect will be reduced by 15%.

Under the Certificate of Designations, the holders of shares of the Series A Preferred Stock will be entitled to vote on an as-converted basis with the holders of shares of Common Stock as a single class, provided that no holder will be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Common Stock. The holders of shares of the Series A Preferred Stock will be entitled to vote as a separate class with respect to, among other things, certain amendments to the Company’s organizational documents that have a materially adverse and disproportionate effect on the Series A Preferred Stock, any entry by the Company or its subsidiaries into a transaction or agreement with any “Related Person” as defined under Item 404(a) of Regulation S-K except in compliance with the Company’s Policy Regarding Transactions with Related Persons, and any entry by the Company or its subsidiaries into a transaction or agreement that would, in any material respect, violate the terms of or result in a breach of the Company’s obligations under the Certificate of Designations and Investment Agreement.

At any time on or following the fourth anniversary of the Closing Date, the Company may redeem all of the Series A Preferred Stock for a per-share amount in cash equal to the sum of (i) $1,000 plus (ii) any accrued and unpaid dividends. Holders representing a majority of the Series A Preferred Stock may elect to extend (a “Delayed Redemption Election”) the applicable expiration of the non-call period for one year up to three times, provided that the non-call period cannot be extended past the seventh anniversary of the Closing Date. In the event of such a valid Delayed Redemption Election, the applicable conversion price will be increased as set forth in the Certificate of Designations.

If any shares of Series A Preferred Stock remain outstanding as of the seventh year anniversary of the Closing Date, Blue Owl will have the right to designate an individual to serve on the Company’s Board of Directors, or in Blue Owl’s discretion, a non-voting board observer.

Pursuant to the terms of a registration rights agreement, a form of which is attached as Annex B to the Investment Agreement, the Company has agreed to file a resale registration statement with respect to shares of the Series A Preferred Stock and the shares of the Class A Common Stock issued upon any future conversion and to provide Blue Owl with customary piggyback registration rights with respect to underwritten offerings initiated by the Company.

The foregoing description of the terms of the Investment Agreement, the Series A Preferred Stock, the Certificate of Designations, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the exhibits and schedules thereto, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Pursuant to the terms of the Investment Agreement, the Company has agreed to issue shares of the Series A Preferred Stock to Blue Owl in a transaction not involving any public offering, exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Series A Preferred Stock and the Class A Common Stock issuable upon conversion of such shares, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Investment Agreement, dated as of December 11, 2025, between Finance of America Companies Inc. and the Investors listed on Schedule A thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

By:	/s/ Matthew A. Engel
Name:	Matthew A. Engel
Title:	Chief Financial Officer

Date: December 12, 2025